UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 24, 2008, the Compensation Committee of the Board of Directors approved an amendment to the Company’s 2007 Executive Bonus Plan, or EBP.  Under the amendment, the 2008 financial-based measure for determining the annual performance awards of the regional presidents covered by the EBP will be based 50% on a global EBITDA target and 50% on their respective regional EBITDA targets.  EBITDA means earnings before interest, taxes, depreciation and amortization.  Previously, 100% of the financial-based measure for these officers’ annual performance awards was based on their respective regional EBITDA target.  The executives this amendment will impact in 2008 are Calvin W. Frese, Jr., President—Americas and Rob Blain, President—Asia Pacific.  These financial measures and targets will be discussed more fully in the proxy statement to be sent to stockholders in connection with the Company’s 2008 Annual Stockholders Meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2008	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer